Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc. 330/656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330/463-6815

JO-ANN STORES ANNOUNCES NOVEMBER SALES RESULTS

HUDSON, OH — December 2, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that November net sales increased 6.1% to $190.9 million versus $180.0 million in the same period last year. November same-store sales increased 2.7% versus a same-store sales decrease of 0.2% last year.

Year-to-date net sales increased 3.9% to $1.415 billion from $1.361 billion in the prior year. Year-to-date same-store sales increased 2.7%, versus a same-store sales increase of 2.7% for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 744 Jo-Ann Fabrics and Crafts traditional stores and 114 Jo-Ann superstores.